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                                                                    EXHIBIT 2.1


SULLIVAN & CROMWELL                                  125 Broad Street
                                                     New York, NY 10004
                                                     Telephone: (212) 558-4000
                                                     Facsimile: (212) 558-3588



                                                       May 28, 1997



Automatic Common Exchange Security Trust II,
   c/o Goldman, Sachs & Co.,
      85 Broad Street,
         New York, New York 10004.

Dear Sirs:

                  In connection with the registration under the Securities Act of 1933 (the "Act") and the Investment Company Act of 1940 (the "Investment Company Act") of the Trust Automatic Common Exchange Securities (the "Securities") of Automatic Common Exchange Security Trust II, a New York trust (the "Trust"), we, as your counsel, have examined such records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, the Trust's Amended and Restated Trust Agreement has been duly executed and delivered by the parties thereto, and the Securities have been duly issued and sold as contemplated by the Registration Statement, the



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Automatic Common Exchange Security Trust II                               -2-


Securities will be validly issued, fully paid and nonassessable.

                  The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                 Very truly yours,

                                                 SULLIVAN & CROMWELL